Exhibit 4.2

CARNIVAL CORPORATION

As Issuer,

CARNIVAL PLC

As Guarantor,

and

U.S. BANK NATIONAL ASSOCIATION,

As Trustee

SUPPLEMENTAL INDENTURE

Dated as of December 6, 2012

Supplemental to Indenture

Dated as of December 6, 2012

Amending Certain Provisions of the Indenture

and

Creating a series of Securities

designated as

1.875% Senior Notes Due 2017

i

CARNIVAL CORPORATION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE, dated as of December 6, 2012, between Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the “Company”), Carnival plc, a company incorporated and registered under the laws of England and Wales (the “Guarantor”) and U.S. Bank National Association, a national banking association organized and existing under the laws of the United States of America (the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture, dated as of December 6, 2012 (the “Indenture”), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called “Securities”) in one or more fully registered series;

WHEREAS, Section 9.1(ii) of the Indenture provides that the Company, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to add to the covenants of the Company or the Guarantor or to add additional rights for the benefit of the Holders of all or any series of Securities;

WHEREAS, Section 9.1(v) of the Indenture permits the Company, the Guarantor and the Trustee to add or change provisions of the Indenture under certain conditions;

WHEREAS, the Company and the Guarantor, pursuant to the foregoing authority, propose in and by this Supplemental Indenture to supplement and amend in certain respects the Indenture with respect to all series of Securities that may be issued on and after the date hereof;

WHEREAS, Sections 2.1, 3.1 and 9.1(vii) of the Indenture provide that the Company, the Guarantor and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of a new series of Securities; and

WHEREAS, the Company desires to issue 1.875% Senior Notes Due 2017 (the “2017 Notes”), a new series of Securities, the issuance of which was authorized pursuant to resolutions adopted by the Offering Committee of the Company and the Guarantor on November 29, 2012;

WHEREAS, all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with their and its terms, and to make the 2017 Notes, when executed by the Company and the Guarantor and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and the Guarantor.

NOW THEREFORE:

In consideration of the promises provided for herein, the Company, the Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE ONE

AMENDMENTS TO THE INDENTURE

Section 101 Provisions Applicable to All Series of Securities.

The provisions contained in this Article One shall apply to all Securities issued under the Indenture on or after the date hereof.

Section 102 Payment of Additional Amounts.

The Indenture is hereby amended by replacing Section 10.5 in its entirety with the following:

“Section 10.5 Additional Amounts. (a) The Company hereby agrees that any amounts to be paid by the Company with respect to each Security shall be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Taxes”) whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the Republic of Panama or any political subdivision or taxing authority thereof or (y) the jurisdiction of incorporation (other than the United States or any political subdivision or taxing authority thereof) of a successor corporation to the Company pursuant to Section 8.1, to the extent that such Taxes first become applicable as a result of the successor corporation becoming the obligor on the Securities, or (ii) any jurisdiction (other than the United States or any political subdivision or taxing authority thereof) from or through which any amount is paid by the Company hereunder or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Taxing Jurisdiction”), unless the withholding or deduction of such Tax is compelled by laws of the Republic of Panama or any other applicable Taxing Jurisdiction. If any deduction or withholding of any Taxes (other than Excluded Taxes, as defined below) is ever required by the Republic of Panama or any other Taxing Jurisdiction, the Company shall (subject to compliance by the Holder or beneficial owner of any Security with any relevant administrative requirements) pay such additional amounts (“Additional Amounts”) required to make the net amounts paid to the Holder of such Security or the Trustee pursuant to the terms of the Indenture or the Securities, after such deduction or withholding, equal to the amounts of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any, to which such Holder or the Trustee is entitled. However, the Company shall not be required to pay Additional Amounts in respect of the following Taxes (“Excluded Taxes”):

(1)	any present or future Taxes imposed, assessed, levied or collected as a result of the Holder or beneficial owner of a Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning such Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the Republic of Panama or any other applicable Taxing Jurisdiction;

(2)	any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, such Security was presented more than thirty days after the date such payment became due or was provided for, whichever is later;

(3)	any present or future Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the Republic of Panama or any other applicable Taxing Jurisdiction of the Holder or beneficial owner of such Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Taxes;

(4)	any estate, inheritance, gift, sale, transfer, personal property or similar taxes or duty; or

(5)	any combination of clauses (1), (2), (3) and (4) above;

provided further, that no such Additional Amounts shall be payable in respect of any Security held by (x) any Holder or beneficial owner that is not the sole beneficial owner of such Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Security, (y) any Holder that is not a resident of the United States to the extent that, had such Holder been a resident of the United States and eligible (taking into account any applicable limitation on benefits article or similar provision) for the benefit of any double taxation treaty between the United States and the applicable Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security, such Holder would not have been entitled to such Additional Amounts, or (z) any Holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States, and the applicable Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such Holder of a Security been so eligible and made all relevant claims).

The Company or any successor to the Company, as the case may be, shall indemnify and hold harmless each Holder of a Security and upon written request reimburse each Holder for the amount of (i) any Taxes levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction and paid by such Holder of any Security (other than Excluded Taxes) as a result of payments made with respect to such Security, (ii) any liability (including penalties, interest and expenses) arising from or in connection with the levying or imposing of any Taxes (other than Excluded Taxes) by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to any Security, and (iii) any Taxes (other than Excluded Taxes) levied or imposed by the Republic of Panama or any other applicable Taxing Jurisdiction with respect to payment of Additional Amounts or any reimbursement pursuant to this sentence, in each case, to the extent not otherwise reimbursed by the payment of any Additional Amount and not excluded from the requirement to pay Additional Amounts, as described above.

The Company or any successor to the Company, as the case may be, shall also (i) make such withholding or deduction to the extent required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or any successor to the Company, as the case may be, shall furnish the Trustee within 30 days after the date the payment of any Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or any successor to the Company, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee. It is understood, however, that the Trustee is under no obligation to request such certified copies of tax receipts evidencing the payment.

At least 30 days prior to each date on which any payment under or with respect to the Securities is due and payable, if the Company will be obligated to pay Additional Amounts with respect to such payments, the Company will deliver to the Trustee an Officers’ Certificate stating the fact that such Additional Amounts will be payable, stating the amounts so payable and setting forth such other information as may be necessary to enable the Trustee to pay such Additional Amounts to Holders of the Securities on the payment date.

Whenever in this Indenture or any Security there is mentioned, in any context, the payment of the principal, premium, if any, or interest, or sinking fund or analogous payment, if any, in respect of such Security or overdue principal or overdue interest or overdue sinking fund or analogous payment, such mention shall be deemed to include mention of the payment of Additional Amounts provided for herein to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention thereof in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made (if applicable).

The obligations of the Company (and any successor corporation to the Company pursuant to Section 8.1) under this Section 10.5 shall survive the termination of this Indenture and the payment of all amounts under or with respect to the Securities.

(b) Each Holder of a Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving written notice from the Company to the effect that such Holder is eligible for a refund in respect of Taxes actually paid by the Company pursuant to this Section 10.5, such Holder will sign and deliver, as reasonably directed by the Company, any form provided to such Holder by the Company to enable such Holder to obtain a refund in respect of such Taxes; and if such Holder thereafter receives such refund in respect of such Taxes, such Holder will promptly pay such refund to the Company (together with interest, if any, received by such Holder from the relevant taxing authority). If a Holder applies for a refund of such Taxes prior to a request by the Company to apply for such a refund, the Holder will, upon receipt of a request by the Company to apply for, or to turn over the proceeds of, any such refund, pay any such refund to the Company (together with interest, if any, received by such Holder from the relevant taxing authority), promptly upon receipt of such refund. The Company shall pay all reasonable out-of-pocket expenses incurred by a Holder in connection with obtaining such refund.”

Section 103 Optional Redemption or Assumption of Securities Under Certain Circumstances.

The Indenture is hereby amended by replacing Section 11.8 in its entirety with the following:

“Section 11.8 Optional Redemption or Assumption of Securities Under Certain Circumstances. (a)(i) Unless otherwise specified with respect to the Securities of any series, if as the result of any change in or any amendment to the laws, including any regulations thereunder and any applicable double taxation treaty or convention, of the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to the Company pursuant to Section 8.1), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation (“Change”) becomes effective on or after the original issuance date of such series (or, if such Change is imposed with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to the Company pursuant to Section 8.1 is incorporated, such later date on which such successor corporation becomes a successor corporation to the Company pursuant to Section 8.1), it is determined by the Company based upon an opinion of independent counsel of recognized standing that (i) the Company would be required to pay Additional Amounts (as defined in Section 10.5 herein) in respect of principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, on the next succeeding date for the payment thereof (and such obligation could not be avoided by the Company taking reasonable measures available to it), or (ii) any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the Republic of Panama (or the jurisdiction of incorporation (other than the United States) of a successor corporation to the Company pursuant to Section 8.1) or by any political subdivision or taxing authority thereof or therein, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then the Company may, at its option, on giving not less than 30 nor more than 60 days’ notice (which shall be irrevocable) redeem such series of Securities in whole, but not in part, at any time (except in the case of Securities of a series having a variable rate of interest, which may be redeemed only on an Interest Payment Date) at a Redemption Price equal to 100 percent of the principal amount thereof plus accrued interest to the Redemption Date (except in the case of outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of each series of such Securities); provided, however, that (i) no notice of redemption may be given more than 90 days prior to the earliest date on which the Company would be obligated to pay such Additional Amounts or such tax would be imposed, as the case may be, and (ii) at the time that such notice of redemption is given, such obligation to pay Additional Amounts or such tax, as the case may be, remains in effect.

(ii) Unless otherwise specified with respect to the Securities of any series, if as the result of any change in or any amendment to the laws, including any regulations thereunder and any applicable double taxation treaty or convention, of the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor corporation to the Guarantor pursuant to Section 8.1), or of any political subdivision or taxing authority thereof or therein affecting taxation, or any change in an application or interpretation of such laws, including any applicable double taxation treaty or convention, which change, amendment, application or interpretation (“Change”) becomes effective on or after the original issuance date of such series (or, if such Change is imposed with respect to tax imposed with respect to payments from the jurisdiction in which a successor corporation to the Guarantor pursuant to Section 8.1 has tax residence, such later date on which such successor corporation becomes a successor corporation to the Guarantor pursuant to Section 8.1), it is determined by the Guarantor based upon an opinion of independent counsel of recognized standing that (i) the Guarantor would be required to pay Guarantor Additional Amounts (as defined in Section 15.2 herein) in respect of principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, on the next succeeding date for the payment thereof (and such obligation could not be avoided by the Guarantor taking reasonable measures available to it), or (ii) any taxes would be imposed (whether by way of deduction, withholding or otherwise) by the United Kingdom (or the jurisdiction of tax residence (other than the United States) of a successor corporation to the Guarantor pursuant to Section 8.1) or by any political subdivision or taxing authority thereof or therein, upon or with respect to any principal, premium, if any, interest, if any, or sinking fund or analogous payments, if any, then the Company or the Guarantor may, at its option, on giving not less than 30 nor more than 60 days’ notice (which shall be irrevocable) redeem such series of Securities in whole, but not in part, at any time (except in the case of Securities of a series having a variable rate of interest, which may be redeemed only on an Interest Payment Date) at a Redemption Price equal to 100 percent of the principal amount thereof plus accrued interest to the Redemption Date (except in the case of outstanding Original Issue Discount Securities which may be redeemed at the Redemption Price specified by the terms of each series of such Securities); provided, however, that (i) no notice of redemption may be given more than 90 days prior to the earliest date on which the Guarantor would be obligated to pay such Guarantor Additional Amounts or such tax would be imposed, as the case may be, and (ii) at the time that such notice of redemption is given, such obligation to pay Guarantor Additional Amounts or such tax, as the case may be, remains in effect.

(b) Prior to any redemption of a series of Securities pursuant to paragraph (a) above, the Company or the Guarantor shall provide the Trustee with an opinion of independent counsel of recognized standing which states that the conditions precedent to the right of the Company or the Guarantor to redeem such Securities pursuant to this Section shall have occurred. Each such opinion of independent counsel of recognized standing shall be based on the laws in effect on the date of such opinion or to become effective on or before the next succeeding date of payment of principal, premium, if any, interest, if any, and sinking fund or analogous payments, if any. For purposes of this Section, all references to the Company or the Guarantor in this paragraph shall include any successor corporation thereto pursuant to Section 8.1.”

Section 104 Guarantor Gross-up.

The Indenture is hereby amended by replacing Section 15.2 in its entirety with the following:

“Section 15.2 Guarantor Gross-up. (a) All payments with respect to this Indenture and the Securities made by the Guarantor pursuant to the Guarantees shall be governed by this Section 15.2, and the Guarantor shall cause all such payments to be paid without deduction or withholding for any and all present and future taxes, levies, imposts or other governmental charges (“Guarantor Jurisdiction Taxes”) whatsoever imposed, assessed, levied or collected by or for the account of (i)(x) the United Kingdom or any political subdivision or taxing authority thereof or (y) the jurisdiction of tax residence (other than the United States, or any political subdivision or taxing authority thereof) of a successor corporation to the Guarantor, to the extent that such Guarantor Jurisdiction Taxes first become applicable as a result of such successor corporation becoming the obligor on the Guarantee, as applicable, or (ii) any other jurisdiction (other than the United States, or any political subdivision or taxing authority thereof) from or through which any amount is paid by the Guarantor hereunder or where it is resident or maintains a place of business or permanent establishment (each jurisdiction described in clauses (i) and (ii) above is referred to herein as a “Guarantor Taxing Jurisdiction”), unless the withholding or deduction of such Guarantor Jurisdiction Tax is compelled by laws of the United Kingdom, or any other applicable Guarantor Taxing Jurisdiction. If any deduction or withholding of any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes, as defined below) is ever required by the United Kingdom or any other Guarantor Taxing Jurisdiction, the Guarantor shall (subject to compliance by the Holder or beneficial owner of each Security with any applicable administrative requirements) pay such additional amounts (“Guarantor Additional Amounts”) required to make the net amounts paid to each Holder pursuant to the terms of this Indenture or the Securities after such deduction or withholding equal to the amounts then due and payable under the terms of this Indenture or the Securities. However, the Guarantor shall not be required to pay Guarantor Additional Amounts in respect of the following Taxes (“Guarantor Excluded Taxes”):

(1)	any present or future Guarantor Jurisdiction Taxes imposed, assessed, levied or collected as a result of the Holder or beneficial owner of a Security (i) being organized under the laws of, or otherwise being or having been a domiciliary, national or resident of, (ii) being engaged or having been engaged in a trade or business in, (iii) having or having had its principal office located in, (iv) maintaining or having maintained a permanent establishment in, (v) being or having been physically present in, or (vi) otherwise having or having had some connection (other than the connection arising from holding or owning such Security, or collecting principal and interest, if any, on, or the enforcement of, such Security) with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction;

(2)	any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required, the relevant Security was presented more than thirty days after the date the payment became due or was provided for, whichever is later;

(3)	any present or future Guarantor Jurisdiction Taxes which would not have been so imposed, assessed, levied or collected but for the failure to make any certification, identification or other report concerning the nationality, residence, identity or connection with the United Kingdom or any other applicable Guarantor Taxing Jurisdiction of the Holder or beneficial owner of such Security or claim for relief or exemption, if making such a certification, identification, other report or claim is, under the laws, rules or regulations of any such jurisdiction, a condition to relief or exemption from Guarantor Jurisdiction Taxes;

(4)	any present or future Guarantor Jurisdiction Taxes imposed on a payment to a Holder and required to be made pursuant to any law implementing European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such directive;

(5)	any present or future Guarantor Jurisdiction Taxes imposed on a payment to, or with respect to, a Holder who would have been able to avoid such Guarantor Jurisdiction Taxes by presenting the relevant Security to a paying agent in a member state of the European Union;

(6)	any estate, inheritance, gift, sale, transfer, personal property or similar taxes or duty; or

(7)	any combination of clauses (1) through (6) above;

provided further, that no such Guarantor Additional Amounts shall be payable in respect of any Security held by (x) any Holder or beneficial owner that is not the sole beneficial owner of such Security, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary or a beneficial owner, partner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to such Guarantor Additional Amounts had the beneficiary, settlor, beneficial owner, partner or member been the direct holder of such Security, (y) any Holder that is not a resident of the United States to the extent that, had such Holder been a resident of the United States and eligible for the benefit of any double taxation treaty between the United States, and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security, such Holder would not have been entitled to such Guarantor Additional Amounts, or (z) any Holder that is a resident of the United States but that is not eligible for the benefit of any double taxation treaty between the United States and the applicable Guarantor Taxing Jurisdiction in relation to payments of amounts due under this Indenture and any Security (but only to the extent the amount of such deduction or withholding exceeds that which would have been required had such Holder of a Security been so eligible and made all relevant claims).

The Guarantor or any successor to it, as the case may be, agrees to indemnify and hold harmless each Holder of a Security and upon written request reimburse each Holder for the amount of (i) any Guarantor Jurisdiction Taxes levied or imposed and paid by such Holder of a Security (other than Guarantor Excluded Taxes) as a result of payments made with respect to such Security, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Guarantor Jurisdiction Taxes (other than Guarantor Excluded Taxes) with respect to payment of Guarantor Additional Amounts or any reimbursement pursuant to this sentence, in each case, to the extent not otherwise reimbursed by the payment of any Guarantor Additional Amount and not excluded from the requirement to pay Guarantor Additional Amounts as described above. The Guarantor or any successor to it, as the case may be, shall also (i) make such withholding or deduction to the extent required by applicable law and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

The Guarantor or any successor to it, as the case may be, shall furnish the Trustee within 30 days after the date the payment of any such Guarantor Jurisdiction Taxes is due, certified copies of tax receipts evidencing the payment by the Guarantor or any successor to it, as the case may be, or other evidence of such payment reasonably satisfactory to the Trustee. It is understood, however, that the Trustee is under no obligation to request such certified copies of tax receipts evidencing the payment.

At least 30 days prior to each date on which any payment under or with respect to a Security is due and payable by the Guarantor under the Guarantees, if the Guarantor will be obligated to pay Guarantor Additional Amounts with respect to those payments, the Guarantor shall deliver to the Trustee an officers’ certificate stating that Guarantor Additional Amounts will be payable, stating the amounts that will be payable, and setting forth any other information necessary to enable the Trustee to pay the Guarantor Additional Amounts to holders of such Security on the payment date.

(b) Each Holder of a Security, by acceptance of such Security, agrees that, with reasonable promptness after receiving written notice from the Guarantor to the effect that such Holder is eligible for a refund in respect of Guarantor Jurisdiction Taxes actually paid by the Guarantor pursuant to this Section 15.2, such Holder will sign and deliver, as reasonably directed by the Guarantor, any form provided to such Holder by the Guarantor to enable such Holder to obtain a refund in respect of such Guarantor Jurisdiction Taxes; and if such Holder thereafter receives such refund in respect of such Guarantor Jurisdiction Taxes, such Holder will promptly pay such refund to the Guarantor (together with interest, if any, received by such Holder from the relevant taxing authority). If a Holder applies for a refund of such Guarantor Jurisdiction Taxes prior to a request by the Guarantor to apply for such a refund, the Holder will, upon receipt of a request by the Guarantor to apply for, or to turn over the proceeds of, any such refund, pay any such refund to the Guarantor (together with interest, if any, received by such Holder from the relevant taxing authority), promptly upon receipt of such refund. The Guarantor shall pay all reasonable out-of-pocket expenses incurred by a Holder in connection with obtaining such refund.”

ARTICLE TWO

THE 2017 NOTES

Section 201 Provisions Applicable Only to 2017 Notes.

The provisions contained in this Article Two shall apply to the 2017 Notes only and not to any other series of Securities issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2017 Notes and not for the benefit of any other series of Security issued under the Indenture. These provisions shall be effective for so long as there remain any 2017 Notes Outstanding.

Section 202 Designation of 2017 Notes; Establishment of Form.

There shall be a series of 2017 Notes designated “1.875% Senior Notes Due 2017” of the Company, guaranteed by the Guarantor, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officer or officers of the Company executing such 2017 Notes, as evidenced by their execution of the 2017 Notes.

Section 203 Amount.

The Trustee shall authenticate and deliver 2017 Notes for original issue in an aggregate principal amount of up to $500,000,000 upon a Company Order for the authentication and delivery of 2017 Notes, without any further action by the Company. The aggregate principal amount of 2017 Notes that may be authenticated and delivered under the Indenture, as supplemented hereby, is unlimited. The Company may, without the consent of the Holders of the 2017 Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the 2017 Notes. Any additional 2017 Notes, together with the original issuance of 2017 Notes, will constitute a single series of 2017 Notes under the Indenture. No additional 2017 Notes may be issued if an Event of Default has occurred with respect to the 2017 Notes. The Company may not issue new 2017 Notes to replace 2017 Notes that it has paid or delivered to the Trustee for cancellation.

Section 204 Interest

Outstanding 2017 Notes shall bear interest at the rate of 1.875% per annum, from December 6, 2012 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on December 15 and June 15 (each, an “Interest Payment Date”) in each year, commencing June 15, 2013, until the principal thereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name the 2017 Notes (or, one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name the 2017 Notes (or, one or more Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of 2017 Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2017 Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

In accordance with Section 3.10 of the Indenture, interest on the 2017 Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Each payment of interest on the 2017 Notes shall include interest accrued through the day before the applicable Interest Payment Date for the 2017 Notes. If interest on the 2017 Notes is payable on a Saturday, Sunday or any other day when banks are not open for business in St. Paul, Minnesota or New York, New York, the Company will make the payment on the next Business Day, and no interest will accrue as a result of the delay in payment. Interest will cease to accrue on a 2017 Note upon its maturity or redemption.

Section 205 Denominations.

Each 2017 Note shall be in fully registered form without coupons, in a denomination of $2,000 and integral multiples of $1,000 in excess of $2,000.

Section 206 Paying Agent and Registrar.

The Company initially appoints the Trustee as the Paying Agent and Registrar in connection with the 2017 Notes.

Section 207 Place of Payment.

The Place of Payment for the 2017 Notes and the place or places where the 2017 Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the 2017 Notes is at the office of the Trustee in St. Paul, Minnesota or New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Section 208 Stated Maturity.

The date on which the principal of the 2017 Notes is due and payable, unless earlier accelerated or redeemed pursuant to the Indenture, shall be December 15, 2017.

Section 209 Redemption.

(a)	There shall be no sinking fund for the retirement of the 2017 Notes.

(b)	The Company may redeem each series of 2017 Notes in accordance with and at the redemption prices set forth under the caption “Optional Redemption” and “Optional Redemption upon Obligation to Pay Additional Amounts” in the 2017 Notes and Section 11.8 of the Indenture, and in accordance with the provisions of the Indenture and of this Supplemental Indenture, including Article XI of the Indenture.

Section 210 Repurchase.

The 2017 Notes shall be repurchased by the Company, at the option of the Holder, in accordance with the provisions and at the repurchase price set forth in Section 214 of this Supplemental Indenture.

Section 211 Payment of Additional Amounts.

Sections 10.5, 11.8 and 15.2 of the Indenture (as amended by this Supplemental Indenture) shall apply to the 2017 Notes.

Section 212 Other Terms of 2017 Notes

The 2017 Notes shall have the other terms and provisions set forth in the form of 2017 Note attached hereto as Annex A to this Supplemental Indenture with the same force and effect as if such terms and provisions were set forth in full herein, and such other terms and provisions as provided in the Indenture and this Supplemental Indenture.

Section 213 Definitions.

For the purposes of Sections 214 and 215 of this Supplemental Indenture, the following definitions shall apply. Any other terms used in such section shall have the meanings set forth in this Supplemental Indenture or the Indenture, as applicable.

“Carnival Corporation & plc Group” means the Carnival Corporation Group and the Carnival plc Group.

“Carnival Corporation Group” means the Company and all its Subsidiaries from time to time.

“Carnival plc Group” means the Guarantor and all its Subsidiaries from time to time.

“Change of Control” means any “person” or “group” (as such terms are used for the purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than Permitted Holders (each, a “Relevant Person”) is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly of such capital stock of the Company and the Guarantor, in each case as is entitled to exercise or direct the exercise of more than 50 percent of the rights to vote to elect members of the boards of directors of each of the Company and the Guarantor; provided (i) such event shall not be deemed a Change of Control so long as one or more of the Permitted Holders have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the boards of directors of the Company or the Guarantor, (ii) for the avoidance of doubt, no Change of Control shall occur solely as a result of either the Company (or any Subsidiary thereof) or the Guarantor (or any Subsidiary thereof) acquiring or owning, at any time, any or all of the capital stock of each other, and (iii) no Change of Control shall be deemed to occur if all or substantially all of the holders of the capital stock of the Relevant Person immediately after the event which would otherwise have constituted a Change of Control were the holders of the capital stock of the Company and/or the Guarantor with the same (or substantially the same) pro rata economic interests in the share capital of the Relevant Person as such shareholders had in the capital stock of the Company and/or the Guarantor, respectively, immediately prior to such event. Any direct or indirect intermediate holding company whose only asset is capital stock of the Company or the Guarantor shall be deemed not to be a “Relevant Person.”

“Change of Control Period” means, in respect of any Change of Control, the period commencing on the Relevant Announcement Date in respect of such Change of Control and ending 60 days after the occurrence of such Change of Control.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Downgrade.

“GAAP” means generally accepted accounting principles in the United States in effect on the original issue date of the 2017 Notes.

“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all guarantee obligations of such Person with respect to Indebtedness For Borrowed Money of others.

“Permitted Holder” means (i) each of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, the children or lineal descendants of Marilyn B. Arison, Micky Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of (or any charitable trust or non-profit entity established by) any Arison family member mentioned in this clause (i), or any trustee, protector or similar person of such trust or non-profit entity or any “person” (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Permitted Holder mentioned in this clause (i), and (ii) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) the members of which include any of the Permitted Holders specified in clause (i) above, and that (directly or indirectly) hold or acquire beneficial ownership of capital stock of the Company and/or the Guarantor (a “Permitted Holder Group”), provided that in the case of this clause (ii), the Permitted Holders specified in clause (i) collectively, directly or indirectly, beneficially own more than 50% on a fully diluted basis of the capital stock of the Company and the Guarantor held by such Permitted Holder Group. Any one or more persons or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer (as defined in Section 214 of this Supplemental Indenture) is made in accordance with the requirements of Section 214 of this Supplemental Indenture will thereafter, together with its (or their) affiliates, constitute an additional Permitted Holder or Permitted Holders, as applicable.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Rating Agencies” means each of Moody’s Investors Service, Inc. and Standard & Poor’s Rating Service, a division of The McGraw-Hill Corporation, or any of their respective successors or any national rating agency substituted for either of them as selected by the Company.

“Rating Event” means, in respect of any Change of Control, the condition whereby a Rating Downgrade in respect of such Change of Control shall have occurred.

“Rating Downgrade” means, in respect of any Change of Control, that the 2017 Notes are, within the Change of Control Period in respect of such Change of Control, downgraded by both of the Rating Agencies to a non-investment grade credit rating (Ba1/BB+, or equivalent, or lower) and are not, within such Change of Control Period subsequently upgraded to an investment grade rating (Baa3/BBB-, or equivalent, or better) by both of the Rating Agencies.

“Relevant Announcement Date” means, in respect of any Change of Control, the date which is the earlier of (A) the date of the first public announcement of such Change of Control and (B) the date of the earliest Relevant Potential Change of Control Announcement, if any, in respect of such Change of Control.

“Relevant Potential Change of Control Announcement” means, in respect of any Change of Control, any public announcement or statement by the Company or the Guarantor or any actual or potential bidder or any advisor acting on behalf of any actual or potential bidder of any action or actions which could give rise to such Change of Control, provided that within 180 days following such announcement or statement such Change of Control shall have occurred.

“Security Interest” means a mortgage, pledge, lien, charge, assignment, hypothecation or security interest or any other agreement or arrangement having a similar effect.

Section 214 Repurchase at the Option of the Holders Upon a Change of Control Triggering Event.

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the 2017 Notes in accordance with the 2017 Notes, the Supplemental Indenture and the Indenture, Holders of 2017 Notes will have the right to require the Company to repurchase all or any part equal to $2,000 or an integral multiple of $1,000 in excess thereof of the 2017 Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of 2017 Notes repurchased plus accrued and unpaid interest, if any, on the 2017 Notes repurchased, to the date of purchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, the Company will be required to mail a notice to Holders of 2017 Notes describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the 2017 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures described below.

Such notice shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 214 and that all 2017 Notes tendered and not withdrawn will be accepted for payment;

(2) the purchase price (including the amount of accrued interest) and the Change of Control Payment Date;

(3) that any 2017 Note not tendered will continue to accrue interest;

(4) that, unless the Company defaults in making payment therefor, any 2017 Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5) that Holders electing to have a 2017 Note purchased pursuant to a Change of Control Offer will be required to surrender the 2017 Note, with the form entitled “Option of Holder to Elect to Purchase” on the reverse of the 2017 Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the second Business Day prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of 2017 Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such 2017 Note purchased; and

(7) that Holders whose 2017 Notes are purchased only in part will be issued new 2017 Notes in a principal amount equal to the unpurchased portion of the 2017 Notes surrendered (equal to $2,000 and integral multiples of $1,000 in excess thereof).

If mailed prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the consummation of the Change of Control on or prior to the Change of Control Payment Date, provided that a Change of Control Offer may only be made in advance of a Change of Control Triggering Event and be conditional on such Change of Control Triggering Event if a definitive agreement is in place for the Change of Control Triggering Event at the time such conditional Change of Control Offer is made.

On the Change of Control Payment Date, the Company will be required to:

(a) accept for payment all 2017 Notes or portions of 2017 Notes properly tendered pursuant to the Change of Control Offer;

(b) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2017 Notes or portions of 2017 Notes properly tendered; and

(c) deliver or cause to be delivered to the Trustee the 2017 Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of 2017 Notes or portions of 2017 Notes being purchased.

The Paying Agent will promptly mail to each Holder of 2017 Notes so tendered the Change of Control Purchase Price for such 2017 Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new 2017 Note equal in principal amount to any unpurchased portion of the 2017 Notes surrendered, if any; provided that each such new 2017 Note will be in a principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Company will not be required to make a Change of Control Offer if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements that the Company would have been required to meet had the Company made such an offer, and (ii) such third party purchases all 2017 Notes properly tendered and not withdrawn under its offer. In addition, the Company will not repurchase any 2017 Notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

The Company must comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the offer or repurchase of the 2017 Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 214 or the 2017 Notes, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 214 or the 2017 Notes by virtue of such conflicts.

Section 215 Limitation on Liens.

(a) Neither the Company nor the Guarantor will create or incur, or suffer to be created or incurred or come to exist any Security Interest in respect of Indebtedness For Borrowed Money on any vessel or other of its respective properties or assets of any kind, real or personal, tangible or intangible, included in the consolidated balance sheet of the Carnival Corporation & plc Group in accordance with GAAP, nor shall the Company permit any member of the Carnival Corporation & plc Group to do any of the foregoing, unless the Company makes or causes to be made effective provisions whereby either (i) the 2017 Notes will be secured by a Security Interest on such vessels, properties or assets equally and ratably with (or prior to) all other Indebtedness For Borrowed Money thereby secured or (ii) the 2017 Notes will be secured by a Security Interest on other vessels, properties or assets with a book value at least equal to the principal amount of the 2017 Notes that ranks prior to all other Indebtedness For Borrowed Money thereby secured. The foregoing restriction does not apply to any Security Interest in respect of Indebtedness For Borrowed Money up to an amount not greater than 40% of the amount of the total assets of the Carnival Corporation & plc Group as shown in the Carnival Corporation & plc Group’s most recent consolidated balance sheet (excluding for these purposes the value of any intangible assets).

(b) Any Security Interest granted to the holders of the 2017 Notes under clauses (i) or (ii) of paragraph (a) above will terminate automatically when any other Indebtedness For Borrowed Money that causes such Security Interest to be granted ceases to be secured by any vessels, assets or properties of the Carnival Corporation & plc Group. In addition, such Security Interests shall terminate automatically upon (i) payment in full of the principal of and premium on (if any), together with accrued and unpaid interest on, the 2017 Notes and all other obligations under the Indenture or this Supplemental Indenture, in respect of the 2017 Notes, that are due and payable at or prior to the time such principal and premium on (if any), together with accrued and unpaid interest, is paid or (ii) the Company shall have exercised its option to satisfy and discharge all the Securities of the Indenture under Article IV of the Indenture. To the extent that the 2017 Notes are secured by a Security Interest on vessels, properties or assets of Carnival Corporation & plc Group equally and ratably with other Indebtedness for Borrowed Money, then the collateral release provisions of the security documents for the 2017 Notes will be substantially the same as those set forth in the security documents for the other Indebtedness for Money Borrowed.

Upon receipt of an Officers’ Certificate and an Opinion of Counsel certifying that all conditions precedent under the this Supplemental Indenture, the Indenture, and security documents, if any, to the release of the Security Interest have been met and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Trustee shall execute, deliver or acknowledge (at the Company’s expense) such documents, instruments or releases to evidence the release of any Security Interest for the benefit of the Holders of the 2017 Notes permitted to be released pursuant to this Section 215(b).

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301 Integral Part.

This Supplemental Indenture constitutes an integral part of the Indenture, except that Article Two shall relate only to the 2017 Notes.

Section 302 General Definitions.

For all purposes of this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.

Section 303 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 304 Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 305 Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 306 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 307 Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 308 Severability of Provisions.

In case any provision in this Supplemental Indenture or in the 2017 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 309 Successors and Assigns.

All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 310 Benefit of Supplemental Indenture.

Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and the Holders of the 2017 Notes, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 311 Acceptance by Trustee.

The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested as of the day and year first written above.

CARNIVAL CORPORATION

By:	/s/ Joshua Weinstein
Name: Joshua Weinstein
Title: Vice President & Treasurer

CARNIVAL PLC

By:	/s/ Joshua Weinstein
Name: Joshua Weinstein
Title: Vice President & Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
Name: Donald T. Hurrelbrink
Title: Vice President

ANNEX A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.5 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.]1

CARNIVAL CORPORATION

1.875% Senior Notes Due 2017

$U.S.	No.
CUSIP:
ISIN:

CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), and CARNIVAL PLC, a company incorporated and registered under the laws of England and Wales (herein called the “Guarantor,” which term includes any successor corporation under the Indenture hereinafter referred to) for value received, hereby promise to pay to                     , or registered assigns, the principal sum of                     Dollars on December 15, 2017, and to pay interest thereon from December 6, 2012 or from the most recent Interest Payment Date on which interest has been paid or duly provided for, semi-annually on December 15 and June 15 in each year, commencing June 15, 2013, at the rate of 1.875% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular

[1]	Insert paragraph if a Global Security and DTC is the Depository.

Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or, one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security has the benefit of unconditional guarantees by the Guarantor, as more fully described on the reverse hereof.

Payment of the principal of (and premium, if any, on) and any such Interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in either the City of New York, the State of New York, or the City of St. Paul, the State of Minnesota, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Carnival Corporation and Carnival plc have caused this Instrument to be signed by, in each case, a duly authorized officer thereof, manually or in facsimile.

Dated:             , 201__

CARNIVAL CORPORATION

By:
Name:
Title:

CARNIVAL PLC

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, As Trustee

By:
Authorized Officer

[FORM OF REVERSE SIDE OF SECURITY]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (the “Base Indenture”), dated as of December 6, 2012, as amended and supplemented by the Supplemental Indenture (the “Supplemental Indenture”), dated as December 6, 2012 (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”), each among the Company, the Guarantor and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the tame upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Series designated on the face hereof. The Company may from time to time, without the consent of the Holders of Securities, issue additional securities having the same terms and conditions as the Securities in all respects, except for the original issue date, issue price and the first interest payment date. Any such additional securities will, together with the Securities, constitute a single series of the Securities under the Indenture.

Paying Agent and Registrar

Initially, the Trustee will be the Paying Agent and Registrar with respect to this Security. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Registrar, to appoint additional or other Paying Agents and other Registrars and to approve any change in the office through which any Paying Agent or Registrar acts; provided that there will at all times be a Paying Agent in the City of New York.

Guarantees

Carnival plc irrevocably, unconditionally, and absolutely guarantees, jointly and severally and on a continuing basis, to each Holder of Securities, until final and indefeasible payment of the amounts referred to in clause (i) below have been made: (i) the due and punctual payment of principal of and interest on the Securities at any time outstanding and the due and punctual payment of all other amounts payable, and all other amounts owing, by the Company to the Holders of the Securities under the Indenture and the Securities (including, without limitation, any Additional Amounts which may be owing to any of the Holders of Securities pursuant to the terms of Section 10.5 of the Indenture), in each case when and as the same shall become due and payable, whether at maturity, by acceleration, by redemption or otherwise and all other monetary obligations of the Company thereunder, all in accordance with the terms and provisions thereof and (ii) the punctual and faithful performance, keeping, observance and fulfillment by the Company of all duties, agreements, covenants and obligations of the Company under the Indenture and the Securities.

The Guarantees constitute guarantees of payment, performance and compliance and not merely of collection. The obligation of the Guarantor to make any payments may be satisfied by causing the Company or any other Person to make such payments. Further, the Guarantor agrees to pay any and all costs and expenses (including reasonable attorney’s fees) incurred by the Trustee or any Holder of Securities in enforcing any of their respective rights under the Guarantees.

Additional Amounts

The Company will pay to the Holders such Additional Amounts as may become payable under Section 10.5 of the Indenture (as amended by the Supplemental Indenture).

The Guarantor will pay to the Holders such Guarantor Additional Amounts as may become payable under Section 15.2 of the Indenture (as amended by the Supplemental Indenture).

Optional Redemption

The Securities will be redeemable at any time and from time to time, as a whole or in part, at the option of the Company, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each Holder of Securities to be redeemed, at a redemption price equal to the greater of (i) 100% of the principal amount of Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted to the redemption date, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 20 basis points, plus, in either case, accrued interest to the date of redemption that has not been paid (such redemption price, the “Redemption Price”).

“Comparable Treasury Issue” means, with respect to the Securities, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (“Remaining Life”) of the Securities being redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life of such Securities.

“Comparable Treasury Price” means, with respect to any redemption date for the Securities: (1) the average of two Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of four of such Reference Treasury Dealer Quotations; or (2) if the Trustee obtains fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by the Trustee.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by the Company.

“Reference Treasury Dealer” means each of Goldman, Sachs & Co., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC (each, a “Primary Treasury Dealer”) as selected by the Company, and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 3:00 p.m., New York City time, on the third business day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date for the Securities: (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury debt securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Securities, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis, rounding to the nearest month; or (2) if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date.

Any redemption or notice of any redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an equity offering or Change of Control, issuance of indebtedness or other transaction or event. Notice of any redemption in respect thereof will be given prior to the completion thereof and may be partial as a result of only some of the conditions being satisfied. The Company may provide in such notice that payment of the redemption price and the performance of its obligations with respect to such redemption may be performed by another person.

On and after the redemption date, interest will cease to accrue on the Securities or any portion thereof called for redemption, unless the Company defaults in the payment of the Redemption Price. On or before the redemption date, the Company shall deposit with a paying agent, or the Trustee, money sufficient to pay the Redemption Price of and accrued interest on the Securities to be redeemed on such date. If the Company elects to redeem less than all of the Securities, then the Trustee will select the particular Securities to be redeemed by such method as the Trustee deems fair and appropriate. To the extent consistent with the terms set forth above, the redemption provisions set forth in Article XI of the Indenture shall apply to any such optional redemption.

Optional Redemption upon Obligation to pay Additional Amounts

The Securities are redeemable in accordance with Section 11.8 of the Indenture (as amended by the Supplemental Indenture).

Repurchase at Option of Holder

Upon the occurrence of a Change of Control Triggering Event, and subject to certain conditions set forth in the Indenture, the Company will be required to offer to purchase all of the outstanding Securities at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase, as set forth in Section 214 of the Supplemental Indenture.

Additional Covenants

The Base Indenture and the Supplemental Indenture contain certain covenants for the benefit of Holders of the Securities that, among other things, limit the ability of the Company and Guarantor to create liens and to consolidate, merge or sell all or substantially all of their assets. The limitations are subject to a number of important qualifications and exceptions set forth in the Base Indenture and the Supplemental Indenture.

Acceleration

If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

Modification and Waiver

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of a Majority in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

Transfer

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Definitions

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Governing Law

THIS SECURITY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Requests for Copies of the Indenture

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to Carnival Corporation, 3655 N.W. 87th Avenue, Miami Florida 33178-2428, Attention Investor Relations.

OPTION TO ELECT REPAYMENT

If you want to elect to have this Security repaid by the Company pursuant to Section 214 of the Supplemental Indenture upon a Change of Control Triggering Event, check the following box: ☐

If you want to elect to have only part of this Security repaid by the Company pursuant to Section 214 of the Supplemental Indenture, state the amount (in denominations of $2,000 and integral multiples of $1,000 in excess thereof): $

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY2

The following exchanges of a part of this Global Security for an interest in another Global Security or for a definitive security, or exchanges of a part of another Global Security or definitive security for an interest in this Global Security, have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized signatory of Trustee or custodian

[2]	This schedule should be included only if the Security is a Global Security.

ASSIGNMENT FORM

For each Security fill in the form below:
Assign and transfer this Security to

(Transferee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

I irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)